                                                                    Exhibit 25.1
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(B)(2)

                THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK
               --------------------------------------------------
               (Exact name of trustee as specified in its charter)

                    New York                                  13-5691211
 ----------------------------------------------          ---------------------
 (Jurisdiction of incorporation or organization             (I.R.S. employer
          if not a U.S. national bank)                   Identification number)

              One Liberty Plaza
               New York, N.Y.                                    10006
           ---------------------                              ----------
           (Address of principal                              (Zip code)
             executive office)

                                       N/A
             -------------------------------------------------------
             Name, address and telephone number of agent for service

                                  HASBRO, INC.
               --------------------------------------------------
               (Exact name of obligor as specified in its charter)

              Rhode Island                                     05-0155090
    -------------------------------                         ------------------
    (State or other jurisdiction of                          (I.R.S. employer
     incorporation or organization)                         identification no.)

          1027 Newport Avenue
             Pawtucket, RI                                        02862
----------------------------------------                      -------------
(Address of principal executive offices)                      (Postal Code)


                  2.75% CONVERTIBLE SENIOR DEBENTURES due 2021
                  --------------------------------------------
                       (Title of the indenture securities)

Item 1.     GENERAL INFORMATION

            Furnish the following information as to the trustee:

            (a) Name and address of each examining or supervising authority to which it is subject.

                           Board of Governors of the Federal Reserve System Washington, D.C.

                           State of New York Banking Department
                           State House, Albany, N.Y.

            (b) Whether it is authorized to exercise corporate trust powers.

                           The Trustee is authorized to exercise corporate trust powers.

Item 2.     AFFILIATION WITH THE OBLIGOR.

            If the obligor is an affiliate of the trustee, describe each such affiliation.

                 The obligor is not an affiliate of the Trustee.

Item 3.     Not applicable

Item 4.     TRUSTEESHIPS UNDER OTHER INDENTURES.

            If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

            (a) Title of the securities outstanding under each such other indenture.

                                   Hasbro, Inc.
                                   7.95% Notes due 2003
                                   8.50% Notes due 2006

            (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of
                Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indentures.

                           The trustee does not believe there is a default under the outstanding indenture securities. The ranking of the securities to be issued under this indenture will rank pari passu with the securities issued and outstanding under such other indentures.

Item 5 through Item 15.  Not applicable.

Item 16.    LIST OF EXHIBITS.

            List below all exhibits filed as part of this statement of eligibility.

            1. A copy of the articles of association of the trustee as now in effect.

                  A copy of the Organization Certificate of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with Registration Statement No. 333-6688 and is incorporated herein by reference thereto.

            2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

                  A copy of the Certificate of Authority to commence business, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 2 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with Registration Statement No. 333-6688 and is incorporated herein by reference thereto.

            3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or
                (2) above.

                  The authorization to exercise corporate trust powers is contained in the documents specified in paragraphs (1) and
                  (2) above.

            4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

                  A copy of the existing by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with Registration Statement No. 333-6688 and is incorporated herein by reference thereto.

            5. A copy of each indenture referred to in Item 4, if the obligor is in default.

                  Not Applicable.

            6. The consents of the United States institutional trustees required by Section 321(b) of the Act.

                  The consent of the trustee required by Section 321 (b) of the Act is on file with the Securities and Exchange Commission as Exhibit 6 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with Registration Statement No. 333-27685 and is incorporated herein by reference thereto.

            7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.



                                    SIGNATURE


         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Bank of Nova Scotia Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 11th day of February, 2002.


                                               THE BANK OF NOVA SCOTIA TRUST
                                               COMPANY OF NEW YORK


                                               By: /s/ John F. Neylan
                                                   -----------------------------
                                                     John F. Neylan
                                                     Trust Officer

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK                PAGE RC-2
-------------------------------------------------                  [10]
Legal Title of Bank

ONE LIBERTY PLAZA, 23RD FLOOR
-------------------------------------------------
City

NEW YORK, NY 10006
-------------------------------------------------
State                              Zip Code

FDIC Certificate Number __________


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 2001

All Schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet



                                                                                                 -----------------------------
                                                                    Dollar Amounts in Thousands  RCON    Bil    Mil    Thou
------------------------------------------------------------------------------------------------------------------------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule RC-A):
                                                                                                -----------------------------
     a.  Noninterest-bearing balances and currency and coin(1)................................   0081                  517     1.a.
                                                                                                -----------------------------
     b.  Interest-bearing balances(2).........................................................   0071               4  945     1.b.
                                                                                                -----------------------------
2.   Securities:
                                                                                                -----------------------------
     a.  Held-to-maturity securities (from Schedule RC-B, column A)...........................   1754               1  220     2.a.
                                                                                                -----------------------------
     b.  Available-for-sale securities (from Schedule RC-B, column D).........................   1773                   0      2.b.
                                                                                                -----------------------------
3.   Federal funds sold and securities PURCHASED UNDER AGREEMENTS TO RESELL...................   1350              13  000     3.
                                                                                                -----------------------------
4.   Loans and lease financing receivables (from Schedule RC-C):
                                                                                                -----------------------------
     a.  Loans and leases held for sale.......................................................   5369                   0      4.a.
                                                                       ------------------------------------------------------
     b.  Loans and leases, net of unearned income.....................  B528                                                   4.b.
                                                                       ------------------------------------------------------
     c.  LESS:  Allowance for loan and lease losses...................  3123                                                   4.c.
                                                                       ------------------------------------------------------
     d.  Loans and leases, net of unearned income and allowance
          (item 4.b minus 4.c)................................................................   B529                   0      4.d.
                                                                                                -----------------------------
5.   Trading assets (from Schedule RC-D)......................................................   3545                   0      5.
                                                                                                -----------------------------
6.   Premises and fixed assets (including capitalized leases).................................   2145                   0      6.
                                                                                                -----------------------------
7.   Other real estate owned (from Schedule RC-M).............................................   2150                   0      7.
                                                                                                -----------------------------
8.   Investments in unconsolidated subsidiaries and associated companies
      (from Schedule RC-M)....................................................................   2130                   0      8.
                                                                                                -----------------------------
9.   Customers' liability to this bank on acceptances outstanding.............................   2155                   0      9.
                                                                                                -----------------------------
10.  Intangible assets:
                                                                                                -----------------------------
     a.  Goodwill.............................................................................   3163                   0      10.a.
                                                                                                -----------------------------
     b.  Other intangible assets (from Schedule RC-M).........................................   0426                   0      10.b.
                                                                                                -----------------------------
11.  Other assets (from Schedule RC-F)........................................................   2160               1  255     11.
                                                                                                -----------------------------
12.  Total assets (sum of items 1 through 11).................................................   2170              20  937     12.
                                                                                                -----------------------------

----------
(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

Schedule RC - Continued                                            PAGE RC-2
                                                                      [11]

                                                                                                --------------------------
                                                                   Dollar Amounts in Thousands  RCON    Bil    Mil    Thou
---------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.  Deposits:
                                                                                                --------------------------
      a.  In domestic officdes (sum of totals of columns A and C
            from Schedule RC-E)................................................................  2200             7  645    13.a.
                                                                       ---------------------------------------------------
          (1) Noninterest-bearing(1)..................................  6631          7  614                                13.a.(1)
                                                                       ------------------------
          (2) Interest-bearing........................................  6636              31                                13.a.(2)
                                                                       ------------------------
      b.  Not applicable
                                                                                                --------------------------
14.   Federal funds purchased and securities sold under agreements to repurchase..............   2800                 0     14.
                                                                                                --------------------------
15.   Trading liabilites (from Schedule RC-D).................................................   3548                 0     15.
                                                                                                --------------------------
16.   Other borrowed money (includes mortgage inebtedness and obligations
        under capitilized leases) (from Schedule RC-M)........................................   3190                 0     16.
                                                                                                --------------------------
17.   Not applicable
                                                                                                --------------------------
18.   Bank's liability on acceptances executed and outstanding................................   2920                 0     18.
                                                                                                --------------------------
19.   Subordinated notes and debentures(2)....................................................   3200                 0     19.
                                                                                                --------------------------
20.   Other liabilities (from Schedule RC-G)..................................................   2930               218     20.
                                                                                                --------------------------
21.   Total liabilites (sum of items 13 through 20)...........................................   2948            7  863     21.
                                                                                                --------------------------
22.   Minority intest in consolidated subsidiaries............................................   3000                 0     22.
                                                                                                --------------------------
EQUITY CAPITAL
                                                                                                --------------------------
23.   Perpetual preferred stock and related surplus...........................................   3838                 0     23.
                                                                                                --------------------------
24.   Common stock............................................................................   3230            1  000     24.
                                                                                                --------------------------
25.   Surplus (exclude all surplus related to preferred stock)................................   3839           10  030     25.
                                                                                                --------------------------
26.   a. Retained earning.....................................................................   3632            2  044     26.a.
                                                                                                --------------------------
      b. Accumulated other comprehensive income(3)............................................   B530                 0     26.b.
                                                                                                --------------------------
27.   Other equity capital components(4)......................................................   A130                 0     27.
                                                                                                --------------------------
28.   Total equity capital (sum of items 23 through 27).......................................   3210           13  074     28.
                                                                                                --------------------------
29.   Total liabilities, minority interest, and equity capital (sum of items 21,22,
        and 28)...............................................................................   3300           20  937     29.
                                                                                                --------------------------
Memorandum

TO BE REPORTED WITH THE MARCH REPORT OF CONDITION
                                                                                                     ---------------------
1.   Indicate in the box at the right the number of the statement below that best describes          RCON   Number
     the most comprehensive level of auditing work performed for the bank by independent             ---------------------
     auditors as of any date during 2000...........................................................  6724                  M.1.
                                                                                                     ---------------------

1 = Independent audit of the bank conducted in accordance with          4 = Directors' examination of the bank conducted in
    generally accepted auditing standards by a certified public             accordance with generally accepted auditing standards
    accounting firm which submits a report on the bank                      by a certified public accounting firm (may be required
2 = Independent audit of the bank's parent holding company con-             by state chartering authority)
    ducted in accordance with generally accepted auditing               5 = Directors' examination of the bank performed by
    standards by a certified public accounting firm which submits           other external auditors (may be required by state
    a report on the consolidated holding company (but not on the bank       chartering authority)
    separately)                                                         6 = Review of the bank's financial statements by external
3 = Attestation on bank management's assertion on the                       auditors
    effectiveness of the bank's internal control over financial         7 = Compilation of the bank's financial statements by
    reporting by a certified public accounting firm                         external auditors
                                                                        8 = Other audit procedures (excluding tax preparation
                                                                            work)
                                                                        9 = No external audit work.

----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Includes limited-life preferred stock and related surplus.

(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(4) Includes treasury stock and unearned Employee Stock Ownership Plan shares.
